Exhibit 10.26
LEASE between HUB PROPERTIES TRUST, a Maryland real estate investment trust, as Landlord and CLEAR SIGES SOLAR, INC., a Delaware corporation, as Tenant 200 Old Country Road Mineola, New York

Table of Contents

Page

ARTICLE 1 Reference Data 1
1.1 Introduction and Subjects Referred To. 1
1.2 Exhibits. 3

ARTICLE 2 Premises and Term 3
2.1 Premises 3
2.2 Term 4
2.3 Measurement of the Premises 4

ARTICLE 3 Commencement and Condition 4
3.1 Commencement Date 4
3.2 Preparation of the Premises 5
3.3 Conclusiveness of Landlord's Performance 6
3.4 Tenant Delays and Force Majeure 6
3.5 Construction Representatives 7
3.6 Early Access; 7

ARTICLE 4 Rent, Additional Rent, Insurance and Other Charges 8
4.1 The Annual Fixed Rent 8
4.2 Additional Rent 8
4.2.1 Taxes 9
4.3 Personal Property Taxes 10
4.4 Insurance. 10
4.4.1 Insurance Policies 10
4.4.2 Requirements 11
4.4.3 Waiver of Subrogation 11
4.5 Utilities 12
4.6 Electricity 12
4.7 Late Payment of Rent 15
4.8 Security Deposit 15

ARTICLE 5 Landlord's Covenants 18
5.1 Affirmative Covenants 18
5.1.1 Heat and Air-Conditioning 18
5.1.2 Cleaning; Water 18
5.1.3 Elevator, Lighting and Electricity 19
5.1.4 Repairs 20
5.2 Interruption 20
5.3 Outside Services 21
5.4 Access to Building 21
5.5 Landlord's Hazardous Materials Representation and Agreement 21

ARTICLE 6 Tenant's Additional Covenants 22

{B0744764; 3}

i

Table of Contents (continued)
6.1 Affirmative Covenants 22 6.1.1 Perform Obligations 22 6.1.2 Use 22 6.1.3 Repair and Maintenance 22 6.1.4 Compliance with Law 22 6.1.5 Indemnification 23 6.1.6 Landlord’s Right to Enter 23 6.1.7 Personal Property at Tenant’s Risk 24 6.1.8 Payment of Landlord’s Cost of Enforcement 24 6.1.9 Yield Up 24 6.1.10 Rules and Regulations 25 6.1.11 Estoppel Certificate 25 6.1.12 Landlord’s Expenses For Consents 25 6.1.13 Financial Information 25 6.2 Negative Covenants 25 6.2.1 Assignment and Subletting 25 6.2.2 Nuisance 29 6.2.3 Floor Load; Heavy Equipment 29 6.2.4 Electricity 30 6.2.5 Installation, Alterations or Additions 30 6.2.6 Abandormaent 31 6.2.7 Signs 31 6.2.8 Hazardous Materials 31 ARTICLE 7 Casualty or Taking 33 7.1 Termination 33 7.2 Restoration 33 7.3 Award 34 7.4 Effect of Casualty or Taking on the Tax Excess 34 ARTICLE 8 Defaults 34 8.1 Default of Tenant 34 8.2 Remedies 35 8.2.1 Mitigation of Damages 37 8.3 Remedies Cumulative 37 8.4 Landlord’s Right to Cure Defaults 38 8.5 Holding Over 38 8.6 Effect of Consent 38 8.7 No Waiver, etc 39 8.8 No Accord and Satisfaction 39 ARTICLE 9 Rights of Holders 39 9.1 Rights of Mortgagees or Ground Lessor 39

Table of Contents (continued) 9.2 Modifications . 40 ARTICLE 10 Miscellaneous Provisions .. 40 t0.1 Notices . 40 10.2 Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc 41 10.3 Lease not to be Recorded; Confidentiality of Lease Terms . 41 10.4 Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability . 42 10.5 Landlord’s Default ... 43 10.6 Notice to Mortgagee and Ground Lessor . 44 10.7 Brokerage . 44 10.8 Applicable Law and Construction 44 10,9 Waiver of Jury Trial . 45 10.10 Tenant’s Employees ... 45 10.11 Consent ... 45 10.12 Evidence of Authority 45

ARTICLE 1

Reference Data

1.1 Introduction and Subjects Referred To.

This is a lease (this "Lease") entered into by and between Hub Properties Trust, a Maryland real estate investment trust ("Landlord") and Clear Skies Solar, Inc., a Delaware corporation ("Tenant").

Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this Section 1.1.

Date of this Lease: May 30, 2008.

Building and Property: That building in the Village of Mineola, known as 200 Old Country Road (the "Building"). The Building and the land parcels on which it is located and the sidewalks adjacent thereto are hereinafter collectively referred to as the "Property".

Premises: A portion of the sixth (6th) floor of the Building designated as Suite 610, substantially as shown on EXHIBIT A hereto.

Premises Rentable Area: Approximately 3,356 square feet.

Original Term: The period commencing on the Commencement Date (as defined in Section 3.1) and expiring on the day preceding the seventh (7th) anniversary of the Rent Commencement Date.

Rent Commencement Date: The date that is two (2) months after the Commencement Date.

Annual Fixed Rent:

Year	Annual Fixed Rent	Monthly Payment
1	$93,968.00	$7,830.67
2	$97,256.88	$8,104.74
3	$100,660.87	$8,388.41
4	$104,184.00	$8,682.00
5	$107,830.44	$8,985.87
6	$111,604.51	$9,300.38
7	$115,510.67	$9,625.89

{B0744764; 3}

For the purposes of the timing of Annual Fixed Rent, the term “Ye _____ ~ar” shall mean a period of twelve (12) consecutive months commencing on the Rent Commencement Date and each successive twelve (12) month period, except that the seventh (Yth) Year shall be the period commencing on the sixth (6th) anniversary of the Rent Commencement Date and expiring at the end of the Original Term (and Tenant shall pro rated Annual Fixed Rent for the pm~ial month, if any, following the seventh (7al) anniversary of the Rent Commencement Date). Base Taxes: The Taxes (as defined in Section 4.2.1) for (a) the period from January 1, 2008 through December 31, 2008 for the Town of North Hempstead Taxes, (b) the period from July 1, 2008 through June 30, 2009 for School Taxes, and (c) the period from June t, 2008 through May 31, 2009 for Village of Mineola Taxes, as the same may be reduced by the amount of any abatement. Electricity Charge.: $10,068.00 per annum, subject to adjustment as set froth in Section 4.6. Tenant’s Percentage: One and 31/100 percent (1.31%) Permitted Uses: General office uses, subject to the provisions of Section 6.1.2. Delivetw Date: June 1, 2008. Connnencement Date: Sbatl have the meaning as set forth in Section 3.1. Security Deposit: $113,634, subject to reduction as provided in Section 4.8. Commercial General Liability Insurance Limits: $5,000,000 per occurrence (combined single limit) for property damage, bodily and personal injury and death. Original Address of Landlord: c/o Reit Management & Research LLC 400 Centre Street Newton, MA 02458 Attn: Jennifer B. Clark

Original Address of Tenant: 5020 Sunrise Highway Suite 227 Massapequa Park, NY ! 1762 Address for Payment of Rent: Hub Properties Trust c/o Reit Management & Research LLC P.O. Box 845310 Boston, MA 02284-5310
Guarantor: None. 1.2 Exhibits. The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease. EN2~-IIB IT A. Plan showing the Premises. EX2qlBIT B. Rules and Regulations. EXHIBIT C. Alterations Requirements. EXHIBIT D. Contractor’s Insurance Requirements. EXHIB IT E. Space Plan. ARTICLE 2 Premises and Term 2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding exterior faces of exterior walls, the common lobbies, hallways, stairways, stairwells, elevator shafts and other common areas, and the escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the common areas, the Premises and the premises of other tenants in the Building. Tenant shall have, as appurtenant to the Premises, rights to use, in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways and stairways of the Building, (b) the common escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving tt~e Premises, (c) common walkways and driveways (if any) necessary for access to the Building, and (d) if the Premises include less than all of the rentable area of any floor of the Building, the common toilets and other common facilities located on such floor.

If Landlord so requests, upon not less than thirty (30) days prior notice, Tenant shall vacate the Premises and relinquish its rights with respect to the same provided that Landlord shall provide to Tenant substitute space in the Building, such space to be reasonably comparable in size, layout, finish, tenant improvements (including equipment necessary for Tenant to purchase electricity from the public utility if Tenant shall have installed such equipment pursuant to Section 4.6.5) and utility to the Premises, and further provided that Landlord shall, at its sole cost and expense, move Tenant and its equipment, furniture and other removable personal property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operations of Tenant. If Landlord elects to relocate Tenant pursuant to this paragraph, Landlord shall also reimburse Tenant for the documented, reasonable third-party costs necessarily incurred by Tenant by reason of such relocation, such as, by way of illustration only, replacing existing stocks of Tenant’s stationery to reflect the new location of the Premises Any such substitute space shall, from and after the date such space is so provided, be treated as the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease. 2.2 Temp. The term of this Lease shall be for a period beginning on the Commencement Date and continuing for the Original Term and any extension of the term hereof in accordance with the provision of this Lease, unless sooner terminated as hereinafter provided. When the dates of the beginning and end of the Original Term have been determined such dates shall be evidenced by a document executed by Landlord and Tenant and delivered each to the other, but the failure of Landlord and Tenant to execute or deliver such document shall have no effect upon such dates. The Original Term and any extension of the term in accordance with the provisions of this Lease is hereinafter referred to as the “terns” of this Lease. 2.3 Measurement of the Premises. Landlord and Tenant agree that the Premises Rentable Area identified in Section 1.1 is recited for Landlord’s administrative purposes only and that, although the Annual Fixed Rent has been determined by reference to such square footage (regardless of the possibility that the actual measurement of the Premises may be more or less than the number identified, irrespective of measurement method used), Annual Fixed Rent and Tenant’s Percentage shall not be changed except as expressly provided in this Lease. ARTICLE 3 Commencement and Condition 3.1 Commencement Date. The Commencement Date shall be the earlier of (i) the Substantial Completion Date, as defined in Section 3.2(d), or (ii) the date on which Tenant’s personnel shall occupy all or any pax~ of the Premises for the conduct of its business prior to the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date.

3.2 Preparation of the Premises. (a) Landlord shall construct the improvements to the Premises shown and described in the “Space Plan” attached hereto as Exhibit E, using building standard materials and installations except as may be otherwise expressly specified in the Space Plan. Landlord shall cause an architect licensed in the State of New York to prepare drawings and specifications (collectively, the “Plans”) for said improvements sufficient to enable Landlord’s contractor to construct said improvements. Landlord’s Plans shall be delivered to Tenant for its approval, which approval shall be given unless there are errors or omissions in the Plans. Tenant shall have seven (7) Business Days (as defined in the Rules and Regulations) after receiving the Plans to review the Plans and to notify Landlord in writing of any such errors or omissions. If Tenant fails to give Landlord such notice within said period, the Plans shall be deemed approved. In the event Tenant gives Landlord a timely notice of any such errors or omissions, Landlord shall make the necessary corrections to the Plans and shall resubmit the Plans to Tenant for Tenant’s approval (in which case Tenant shall have two (2) Business Days to review the corrected Plans and to notify Landlord of any errors or omissions as aforesaid, and if Tenant fails to so notify Landlord, such resubmission shall be deemed approved) and this process shall continue until final Plans are approved by Landlord and Tenant. (b) Promptly after approval of the Plans, Land!ord shall exercise all reasonable efforts to complete the work specified therein (collectively “Landlord’s Work”) by the Delivery Date, but Tenant shall have no claim against Landlord for failure so to complete Landlord’s Work except the right to terminate this Lease in accordance with Section 3.2(e). Landlord’s Work shall be completed by contractors possessing any licenses required by law and in accordance with applicable laws, codes and regulations. Tenant agrees that Landlord may make any changes in Landlord’s Work from that shown on the Plans, the necessity or desirability of which becomes apparent following approval of the Plans, upon prior written notice to Tenant for nonsubstantial changes and with the approval of Tenant (which approval shall not be unreasonably withheld or delayed) for substantial changes. (c) Landlord agrees to pay the entire cost of the Plans and Landlord’s Work and Tenant shall not be liable therefor, except that Tenant shall pay any increase in the cost of Landlord’s Work that is attributable to a Tenant Delay (hereinafter defined) or any other act or omission of Tenant, its employees, agents or contractors, including, without limitation, changes made in the Plans or Landlord’s Work at the request of Tenant (which shall be at Landlord’s sole discretion). (d) The “Substantial Completion Date” shall be the first day as of which Landlord’s Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant’s use of the Premises (i.e. so-called “punch list” items). Landlord shall complete as soon as conditions permit all “punch list” items and Tenant shall afford Landlord access to the Premises for such purposes.

(e) If the Substantial Completion Date has not occurred within sixty (60) days after the Delivery Date (as it may be extended pursuant to Section 3.4) and the Commencement Date shall not have occun’ed pursuant to the provisions of clause (ii) of Section 3. I, Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than thirty (30) days after the expiration of such sixty (60) day period; and this Lease shall cease and come to an end without further liability or obligation on the part of either party sixty (60) days after the giving of such notice it being agreed that time is of the essence with respect to the giving of such notice, unless, within such sixty (60) day period after Tenant’s notice, Landlord substantially completes Landlord’s Work (in which event such termination shall be null and void). Tenant’s termination right shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure to complete Landlord’s Work. Tenant hereby expressly waives the provisions of Section 223-a of the New York Real Property Law or any successor statute of similar import and agrees that the foregoing is intended to constitute an express “provision to the contrary” within the meaning of said Section 223-a. 3.3 Conclusiveness of Landlord’s Performance. Tenant shall be conclusively deemed to have accepted Landlord’s Work unless, within sixty (60) days after the Commencement Date, Tenant gives Landlord a notice setting forth in detail those portions of Landlord’s Work Tenant does not accept. 3.4 Tenant Delags and Force Maienre. A “Tenant Delay” shall be any delay in the occurrence of the Substantial Completion Date as a result of a Direct Delay (as defined in Section 3.4.1), plus any delay in the occurrence of the Substantial Completion Date as a result of an Additional Delay (as defined in Section 3.4.2), Tenant shall pay to Landlord (as Additional Rent), for each day of Tenant Delay, the amount of Annual Fixed Rent, Additional Rent and other charges that would have been payable hereunder as if the Commencement Date occun’ed, and the obligation to pay the full amount of Annual Fixed Rent, Additional Rent and other charges (without abatement) had commenced, immediately prior to such Tenant Delay. 3.4.A “Direct Delay” shall be any of the following: 3.4.1.1 any request by Tenant that Landlord delay in the commencement or completion of Landlord’s Work for any reason; 3.4.1.2 any request by Tenant for any change in Exhibit E, or any change in the Plans after approval thereof by Tenant; or 3.4.1.3 any other act or omission of Tenant or its officers, agents, servants or contractors (including unreasonable delay or withholding of approval to changes desired by Landlord and which require Tenant’s approval, as described in Subsection 3.2(b)). 3.4.2 An “Additional Delay” shall be (i) any reasonably necessary, change in Landlord’s construction schedule resulting from a Direct Delay or (ii) any “Force Majeure” condition (as defined in subsection 3.4.5 hereof) which would have occurred after the Substantial Completion Date but for a Direct Delay.

3.4.3 If, as a result of a Tenant Delay, the Substantial Completion Date is delayed in the aggregate for more than thirty (30) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord’s Work, plus an amount equal to Landlord’s out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to this Section 3.4 through the date of termination. If as a result of Force Majeure the Substantial Completion Date is delayed for more than six (6) months, Landlord or Tenant may (but shall not be required to) at any time thereafter terminate this Lease by giving notice of such termination to the other and thereupon this Lease shall terminate without further liability or obligation on the part of either party. 3.4.4 The Delivery Date shall automatically be extended for the period of any delays caused by Tenant’s Delay(s) or for causes listed in subsection 3.4.5. 3.4.5 “Force Maieure” shall be defined as any strike or other labor trouble, fire, flood or other casualty, breakage, accident, repairs, unusually severe weather, governmental preemption of priorities or other controls in connection with a national or other public emergency, governmental moratoria, or inaction of governmental authority (or shortages of fuel, supplies or labor resulting therefrom), war, civil commotion, labor or transportation difficulties, inability to obtain supplies, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control. 3.5 Construction Representatives. Both Landlord and Tenant shall appoint one individual as its “Construction Representative” who is authorized to act on its behalf in connection with any matters arising pursuant to this Article 3. The Constrnction Representative may be changed from time to time by notice hereunder from the then current Construction Representative to the other party’s Construction Representative or by notice from Landlord or Tenant pursuant to Section I0.1. The initial Construction Representatives shall be James Zeppa (Landlord) and Ezra Green (Tenant). Notwithstanding Section 10.1, any notices or other communication under this Article 3 may be made by letter or other writing sent by U.S. mail, facsimile, or email, provided the communication is made by one party’s Construction Representative to the other party’s Construction Representative. 3.6 Early Access; At such point as, in Landlord’s reasonable judgment, Landlord’s Work has proceeded to such point where Tenant may install its furniture, fixtures, cabling and equipment in the Premises without interfering with the performance of Landlord’s Work, Landlord shall so notify Tenant and from and after such date of notification Tenant and its contractors shall have access to the Premises for the purposes of installing the same in preparation for Tenant’s occupancy of the Premises. In connection with such access, Tenant agrees (i) to cease promptly upon notice from Landlord any activity or work which has not been approved by Landlord (where such approval is required) or is not in compliance with the provisions of this Lease or which shall interfere with or delay the performance of Landlord’s

Work, and (ii) to comply and cause its contractors to comply promptly with all reasonable procedures prescribed by Landlord from time to time for coordinating work being performed by Landlord and work being performed by Tenant, each with the other and with any other activity or work in the Building, including, without limitation, the use of labor which shall work in harmony with all other contractors performing work at the Building. Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, except that (i) there shall be no obligation on the part of Tenant solely because of such access to pay any Annual Fixed Rent for any period prior to the Rent Commencement Date, and (ii) Tenant shall not be deemed thereby to have taken or accepted possession of the Premises or any portion thereof. If Tenant fails or refuses to comply or cause its contractors to comply with any of the obligations described or referred to above, then immediately upon notice to Tenant, Landlord may revoke Tenant’s rights of access to the Premises until the Commencement Date. Notwithstanding any provision of this Lease to the contrary, Tenant shal! not be charged for use of the Building freight elevator for its initia! move to the Premises provided such freight elevator use shall be at a time acceptable to Landlord. ARTICLE 4 Rent, Additional Rent, Insurance and Other Charges 4.1 The Annual Fixed Rent. Tenant shall pay Annual Fixed Rent to Landlord, or as otherwise directed by Landlord, without offset, abatement (except as provided in Article 7), deduction or demand. Annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the tenn of this Lease, commencing on the Rent Commencement Date, at the Address for Payment of Rent, or at such other place as Landlord shall from time to time designate by notice, in United States currency by check drawn on a domestic bank. Annual Fixed Rent for any partial month shall be prorated on a daily basis (based on a 365 day year), and if Annual Fixed Rent commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the date Annual Fixed Rent commences and shall be equal to such pro-rated anaount plus the installment of Annual Fixed Rent for the succeeding calendar month. Annual Fixed Rent for any month during which Annual Fixed Rent shall change after the first day of such month as a result of the commencement of a new Year during such month shall be the sum of similarly pro-rated amounts for both the period prior to such change and the period from and after such change. 4.2 Additional Rent. Tenant covenants and agrees to pay Tenant’s Percentage of any Tax Excess as provided in Section 4.2.1, the Electricity Charge and all other charges and amounts payable by or due from Tenant to Landlord (all such amounts referred to in this sentence being “Additional Rent”).

4.2.1 Taxes. If any Taxes (as hereinafter defined) assessed against the Property (or estimated to be due by governmental authority) for any fiscal tax period (a “Tax Year”) during the term of this Lease shal! exceed any of the Base Taxes, whether due to increase in rate or reassessment of the Property, or both, Tenant shall reimburse Landlord therefor, as Additional Rent, in an amount equal to Tenant’s Percentage of any such excess (the “Tax Excess”). Except as otherwise provided in the immediately following paragraph, Tenant shall pay the Tax Excess to Landlord at least ten (10) days prior to the date or dates within any year during the term hereof that the same, or any fractional share thereof, shall be due and payable to any governmental authority responsible for collection of same (as stated in a notice to Tenant given at least ten (10) days prior to the date or dates any such payment shall be due, which notice shall set forth the manner of computation of any Tax Excess due from Tenant), except that such payment shall be made to Landlord not later than five (5) days after such notice to Tenant, if such notice is given subsequent to the date ten (10) days prior to the date the same is due and payable as aforesaid. If, after delivery of Landlord’s notice of any Tax Excess due from Tenant Tenant shall request a copy of the applicable Tax bill(s) from the taxing authority, Landlord shall provide Tenant with copies thereof without unreasonable delay. At Landlord’s election, Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of the Tax Excess, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to the Tax Excess, as reasonably estimated by Landlord from time to time on account of Taxes for the then current Tax Year. If the total of such monthly remittances for any Tax Year is greater than the Tax Excess for such Tax Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Taxes (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than the Tax Excess for such Tax Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord. If, after Tenant shall have made all payments due to Landlord pursuant to this Section 4.2.1, Landlord shall receive a refund of any portion of Taxes as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall pay or credit to Tenant Tenant’s Percentage of that percentage of the refund (after first deducting any expenses, including attorneys’, consultants’ and appraisers’ fees, incurred in connection with obtaining any such refund) which equals the percentage of the applicable Tax Year included in the term hereof, provided however, in no event shall Tenant be entitled to receive more than the sum of payments actually made by Tenant on account of Taxes with respect to such Tax Year or to receive any payment if Taxes for any Tax Year are less than Base Taxes. In the event that Tenant’s obligation to pay the Tax Excess shall commence or the term of this Lease shall expire or be terminated during any Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, or should Tenant’s Percentage be modified during any Tax Year due to a change in the rentable area of the

Building and/or the Premises or otherwise, as the case may be, then the amount of Tax Excess which may be otherwise payable by Tenant as provided in this Section 4.2.1 shall be pro-rated an a daily basis based on a 365 day Tax Year. “Taxes” shall mean all taxes, assessments, license fees, liens, excises and other charges and impositions which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature which are levied, assessed or imposed by any govermnental authority upon or against the Property or Landlord (including, without limitation, assessments, fees, taxes or charges made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Property, and any assessments, fees, taxes, and charges imposed for any vaults, vault space or other space within or outside the boundaries of the Property) or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If at any time any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents from the Property shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, income (except to the extent that a tax on income or revenue is levied solely on rental revenues and not on other types of income and then only from rental revenue generated by the Property) or excess profits taxes assessed on Landlord. Taxes also shall include all court costs, attorneys’, consultants’ and accountants’ fees, and other expenses incurred by Landlord contesting Taxes tba’ough and including all appeals. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been dete~Tnined by the governmental authority as of the date of any such estimated payment. 4.3 Personal Property Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises. 4.4 Insurance. 4.4.1 Insurance Policies. Tenant shall, at its expense, take out and maintain, throughout the term of this Lease, the following insurance: 4.4.1.1 Commercial general liability insurance (on an occurrence basis, including without limitation, broad form contractual liability, bodily injury, property damage, fire, legal liability, and products and completed operations coverage) under which Tenant is named as an insured and Landlord and Landlord’s managing agent (and the holder of any mortgage on the Premises or Property, as set out in a notice from time to time) are named as additional insureds as their interests may appear, in an amount which shall, at the beginning of the term, be at least equal to the Commemial General Liability Insurance Limits, and, which, from time to time during the term, shall be for such higher limits, if any, as Landlord shall determine to be customarily carried by other tenants in the area in which the Premises are located at property comparable to the Premises and used for similar purposes;

4.4.1.2 Worker’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises; and 4.4.1.3 So-calted “all-risk” property insurance on a “replacement cost” basis with an agreed value endorsement covering all furniture, furnishings, fixtures and equipment and other personal property brought to the Premises by Tenant and all improvements and betterments to the Premises performed at Tenant’s expense; and 4.4.1.4 So-called “business income and extra expense: insurance covering twelve months loss of income. 4.4.2 Requirements. All such policies shall contain only commemially reasonable deductibles, shall contain a clause confirming that such policy and the coverage evidenced thereby shall be primary with respect to any insurance policies carried by Landlord and shall be obtained from responsible companies qualified to do business and in good standing in the state or district in which the Property is located, which companies shall have a general policy holder’s rating in Best’s of at least A+ X or otherwise be acceptable to Landlord. A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate (on ACORD Form 28 or its equivalent) of the insurer, certifying that such policy has been issued and paid in full, providing the coverage required by this Section and containing provisions specified herein, shall be delivered to Landlord prior to the commencement of the term of this Lease and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage. Each such policy shall be non-cancelable and not materially changed with respect to the interest of Landlord and any mortgagees of the Property (and others that are in privity of estate with Landlord of which Landlord provides notice to Tenant from time to time) without at least thirty (30) days’ prior written notice thereto. Any insurance required of Tenant under this Lease may be furnished Tenant under a blanket policy carried by Tenant provided that such blanket policy shall reference the Premises, and shall guarantee a minimum limit available for the Premises equal to the insurance amounts required in this Lease. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant hereunder. 4.4.3 Waiver of Subrogation. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each property damage insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation and permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or pem~ission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises by, through or under Tenant. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission from such insurance companies. Subject to the foregoing provisions of this Subsection 4.4.3, and insofar as may be permitted by the terms of the property insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for any loss or damage to its property excluding any deductible amounts, to the extent such damage is actually covered or would have been covered by policies of property insurance required by this Lease to be carried by the respective parties hereunder. In addition, Tenant agrees to exhaust any and all claims against its insurer(s) prior to con~mencing an action against Landlord for any loss covered by insurance required to be carried by Tenant hereunder. 4.5 Utilities. Tenant shall during the term pay all charges for telephone and other utilities or services not supplied by Landlord pursuant to Sections 5.1.1 and 5.1.2, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in this Section 4.5 or in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all utilities and services and that Landlord shall be under no obligation to furnish any utilities to the Premises. 4.6 Electricity. Landlord shall furnish electric current to the Premises of four (4) watts per square foot of the Premises (the “Basic Capacity”) for lighting and power, through electrical facilities installed on the Date of this Lease, and Tenant shall pay the Electricity Charge as Additional Rent. The Electricity Charge is intended to compensate Landlord for the electrical wiring and other installations necessary for, and for its obtaining and redistribution of, electricity. Landlord shall not, however, be liable to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric current furnished to the Premises. Within thirty (30) days of Landlord’s written request, Tenant shall furnish Landlord with a schedule listing all machinery and equipment to be used in the Promises and requiring the use of electric current. Such schedule shall list the machinery and equipment by make and model number, and shall be updated from time to time during the term to reflect any significant changes in the type or periods of use of lighting fixtures, business machines and other electrical equipment within the Premises. 4.6. I Tenant shall make no alterations or additions to the electrical distribution system or equipment serving the Premises without the prior written consent of Landlord in each instance. Tenant covenants and agrees that at all times its use of electric current shall not exceed (i) the maximum load permitted from time to time under applicable governmental regulations or (ii) the capacity of existing feeders to the Building or the risers or wiring installation therein and Tenant may not use any electrical equipment which, in Landlord’s judgment, will overload such installations or interfere with the use thereof by other tenants of the Building. In the event that Tenant shall request electric energy in addition to the Basic Capacity, and if and to the extent such additional electric energy is available for use by Tenant without resulting in allocation to

Tenant of a disproportionate amount of available electric energy, then Landlord shall com~ect such additional electric energy to the Premises, and Tenant shall pay to Landlord a charge equal to Landlord’s then established connection charge for each additional amp of electric energy or portion thereof so supplied to the Premises in addition to the cost (including Landlord’s supervisory fee) of installing additional risers, switches and related equipment necessary in providing such additional electric energy. 4.6.2 Tenant acknowledges that the Electricity Charge shall initially be the amount set forth in Section 1.I and shall be subject to adjustment from time to time as hereinafter provided. The Electricity Charge is based upon certain theoretical assumptions incorporating estimates of consumption of electric energy during Normal Building Operating Hours (as defined in the Rules and Regulations) by lighting fixtures and other office equipment and machines incident to the use of any premises as ordinary executive and general offices, the anticipated periods of operation of such lighting fixtures, and office equipment and machines and the cost of furnishing such electric energy. At any time, and from time to time, during the term hereof, the Electricity Charge may be increased to take into account (1) any material addition to the lighting fixtures, equipment and machines in the Premises; (2) use by Tenant of electric energy in the Premises in excess of the quantity considered in establishing the Electricity Charge and/or during periods of use other than during Normal Building Operating Hours, or (3) any increase in Landlord’s costs or expenses for or in connection with the furnishing by it of electric energy to Tenant, whether due to any change in the rates charged by the utility furnishing electric energy to the Building or to any change in taxes, fuel adjustment charges or similar charges since the date on which the Electricity Charge was calculated. Whenever, at any time during the term of this Lease, the Electricity Charges shall be increased, Landlord shall furnish Tenant with a statement setting forth a new Electricity Charge and, if the increase is attributable in whole or in part to an adjustment pursuant to clause (1) or (2) above, the survey (or relevant portion) with respect to such increased usage. Each such adjustment shall be effective retroactively as of (a) the effective date of the material addition in usage by Tenant, as respects any increase made pursuant to clause (1) and (2) above, or (b) the date of the change in rates, as respects any increase made pursuant to clause (3) above. Within twenty days after the furnishing of any such statement in writing, Tenant shall pay to Landlord as Additional Rent the retroactive underpayment of the Electricity Charge. 4.6.3 Landlord shall have the right to engage a reputable, independent electrical consultant selected by Landlord (“Landlord’s Electrical Consultant”) to survey electrical use in the Building and/or the Premises. Landlord’s Electrical Consultant shall have the right, upon reasonable prior notice to Tenant, to enter the Premises to conduct such electric survey. In no event shall the Electricity Charge (as adjusted from time to time) ever be reduced. The cost of hiring Landlord’s Electrical Consultant shall be borne by Landlord; provided however, if an adjustment of the Electricity Charge is due in whole or material part to clause (1) or (2) above, Tenant shall bear the cost thereof.

4.6.4 The determination of the Landlord’s Electrical Consultant pursuant to Section 4.6.3 hereof shall be conclusive and binding upon Tenant unless Tenant, not later than thirty (30) days following the date upon which the statement setting forth any increase in Electricity Charge is delivered to Tenant, shall advise Landlord in writing if Tenant is of the reasonable opinion that such determination is erroneous. In such event, Tenant shall, at its own expense, obtain from a reputable, independent electrical consultant selected by Tenant (“Tenant’s Electrical Consultant”) its own survey of Tenant’s electric usage. Tenant’s Electrical Consultant and Landlord’s Electrical Consultant shall then seek to agree on a final determination of such change in the Electricity Charge. If they cannot agree, they shall choose a third reputable electrical consultant.(the “Independent Electrical Consultant”) the cost of which shall be shared equally by Landlord and Tenant, to make a similar survey. The determination of the Electricity Charge by the Independent Electrical Consultant shall be binding on both parties. Pending resolution of any dispute with respect to the amount of the Electricity Charge, Tenant shall pay to the Landlord the increased Electricity Charge as determined by Landlord’s Electrical Consultant. Thereafter, Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant pursuant to the original determination of Landlord’s Electrical Consultant. 4.6.5 Landlord, upon not less than sixty (60) days prior written notice to Tenant, may discontinue the furnishing of electric current to the Premises provided Landlord shall have ceased to furnish electric current to a majority of other tenants in the Building. In such case, Tenant shall pay for the supplying of such electric current from said public utility and Landlord shall permit its wires, risers, conduits, feeders and switchboards, to the extent available, suitable and safely capable, to be used for the purpose of supplying such electric current. Tenant, at its sole cost and expense, shall provide all additional equipment and installations (including metering equipment) necessary to permit purchase by Tenant of electric current directly from the public utility supplying the Building. Notwithstanding the foregoing, Landlord shall not discontinue the furnishing of electric current to the Premises unless and until the additional equipment and installations (including metering equipment) necessary to permit purchase by Tenant of electric current in a quantity and of the character then being supplied by Landlord is available to Tenant from such public utility. 4.6.6 In the event that Landlord shall discontinue the furnishing of electric current pursuant to this Section 4.6.5 hereof, Tenant’s obligation to pay the Electricity Charge as it may have previously been increased pursuant to this Article shall terminate with respect to the period from and after the date Landlord discontinued the furnishing of electric current. Nothing contained herein shall be deemed to release Tenant from any obligation to pay to Landlord any Electricity Charge which accrued prior to the discontinuance of furnishing electric current. Landlord, at its cost and expense, and, where necessary upon the prior approval of all appropriate regulatory authorities or public utilities, shall have the option from time to time to take such steps as are necessary (1) to have that portion of Tenant’s electrical consumption as may be directly metered instead to be either calculated and paid on a rent inclusion basis, or to be submetered or check-metered, or (2) to have that portion of Tenant’s electrical consumption as may be submetered or check-metered, instead to be either directly metered or calculated and paid on a rent inclusion basis. If Landlord elects to provide electricity to the Premises on a submetered basis, Tenant agrees to purchase electricity from Landlord at Landlord’s cost, plus an administrative charge of five percent (5%) to reimburse Landlord for the costs of reading submeters and collecting electrical charges from Tenant. The electric rates shall be based upon the cost per kilowatt hour paid by Landlord for the entire Building, plus a proportion, of any special charges or assessments which may be made by the electric provider. Where more than one meter measures the service provided to Tenant, the service rendered tl~ough each meter may be computed and billed separately. All electrical charges shall be paid as Additional Rent. The rate to be paid by Tenant for sub-metered electrical energy shall include any taxes or other charges payable in connection with the purchase of such energy. If any tax (other than income tax except to the extent that a tax on income or revenue is levied solely on the sale or resale of electricity to tenants by Landlord and not on other types of income) shall be imposed upon Landlord’s receipts from the sale or resale of electrical energy to Tenant, the pro rata share of such tax allocable to the electrical energy service received by Tenant shall be passed on to and paid by Tenant if and to the extent permitted by law. Landlord shall permit its existing wires, risers, conduits, feeders and switchboards in the Building, to the extent available, suitable and safely capable, to be used for the purpose of supplying such electric cun’ent. Tenant, at its sole cost and expense~, shall provide all submeters and all additional required electrical equipment and installations, including additional panels, wires and conduits required to increase the electrical capacity for Tenant’s needs, which additional installations shall be subject to the prior approval of Landlord. If Landlord shall convert the electric charge under this Lease from a rent inclusion basis to a submetered basis, Tenant’s obligation to pay the Electricity Charge, as it may have previously been increased pursuant to this Article, shall be eliminated from and after the date of such conversion. Nothing contained herein shall be deemed to release Tenant from any obligation to pay to Landlord any Electricity Charge which accrued prior to the conversion of electricity to a submetered basis. 4.7 Late Payment of Rent. If any installment of Annual Fixed Rent or Additional Rent is not paid on or before the date the same is due, it shall bear interest (as Additional Rent) from the date due until the date paid at the Default Rate (as defined in Section 8.4). In addition, if any installment of Annual Fixed Rent or Additional Rent is unpaid for more than five (5) days after the date due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100) or five percent (5%) of the delinquent amount. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing and administration of each delinquent payment by Tenant, but the payment of such late charges shall not excuse or cure any default by Tenant under this Lease. Absent a specific provision to the contrary, all Additional Rent shall be due and payable in full ten (10) days after demand by Landlord.
4.8 Security, Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the form of a Letter of Credit (the “Letter of Credit”). The

Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Tenant shall cause the Security Deposit to be maintained throughout the term in the amount set forth in Section 1.1, as such amount may be reduced pursuant to this Section 4.8. Provided that as of the applicable anniversaa’y of the Rent Commencement Date, Tenant shall have fully and timely performed all of its obligations under this Lease, the Security Deposit shall be reduced as follows: (i) on the second (2nd) anniversary of the Rent Commencement Date the Security Deposit shall be reduced by $56,817.00 (leaving the Security Deposit in the amount of $56,817.00); and (ii) on the fourth anniversary of the Rent Commencement Date the Security Deposit shall be reduced by an additional $28,408.50 (leaving the Security Deposit in the amount of $28,408.50. Once Tenant shall have failed to perform fully and timely all of its obligations under this Lease, there shall be no further reductions in the Security Deposit. If Tenant shall be entitled to a reduction in the Security Deposit as aforesaid, Tenant may deliver either an amendment to the Letter of Credit or a new Letter of Credit in the amount of then applicable Security Deposit (the amount of the then applicable Security Deposit, as initially specified in Section 1.1 and as the same may be reduced pursuant to this paragraph, being the “~ Amount”) provided that Tenant shall make any such delivery not less than thMy (30) days prior to the expiration of the then current Letter of Credit. Upon delivery of any new Letter of Credit (not an amendment), Landlord shall promptly return the Letter of Credit being replaced. If the Annual Fixed Rent or Additional Rent payable hereunder shall be overdue and unpaid or should Landlord make any payment on behalf of Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without notice or prejudice to any. other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Annual Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach by Tenant without any notice to Tenant if Landlord shall be prohibited by law from taking any action against Tenant, provided that if Landlord shall not be prohibited by law from taking any action against Tenant, Landlord shall not make a draw against the Letter of Credit unless Tenant’s breach of this Lease shall have ripened into a Default of Tenant (i.e. after notice and expiration of any applicable cure period; and Tenant shall forthwith, upon demand, restore the Security Deposit to the Required Amount. Notwithstanding the foregoing, upon the application by Landlord of all or any portion of the Security Deposit (with or without notice thereof to Tenant) to compensate Landlord for a failure by Tenant to pay any Annual Fixed Rent or Additional Rent when due orto perform any other obligation hereunder, and until Tenant shall have restored the Security Deposit to the Required. Amount, Tenant shall be deemed to be in default in the payment of Additional Rent for purposes of Section 8.1(a)(I) hereof. So tong as Tenant shall not be in default of its obligations under this Lease, Landlord shall return the Security Deposit, or so much thereof as shall have not theretofore been applied in accordance with the terms of this Section 4.7, to Tenant promptly following the expiration or earlier termination of the term of this Lease and the surrender of.

possession of the Premises by Tenant to Landlord in accordance with the terms of this Lease. While Landlord holds any cash Security Deposit, Landlord shall have no obligation to pay interest on the same. If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and Tenant shall look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 4.7 and the return fl~ereof in accordance herewith. The holder of a mortgage on the Property shall not be responsible to Tenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless such holder actually receives the Security Deposit. The Letter of Credit shall (a) be unconditional and irrevocable and otherwise in form and substance reasonably satisfactory to Landlord; (b) permit multiple draws; (c) be issued by a commemiat bank reasonably acceptable to Landlord from time to time; (d) be made payable’ to, and expressly transferable and assignable at no charge by, Landlord; (e) be payable at sight upon presentment of a sight draft accompanied by a certificate of Landlord stating either that Tenant is in default under this Lease or that Landlord is otherwise permitted to draw upon such Letter of Credit under the express terms of this Lease, and the amount that Landlord is owed (or is permitted to draw) in connection therewith; and (f) expire not earlier than the ninety (90) days following the expiration of the term of this Lease, provided however such Letter of Credit may expire one (1) year following date of issuance but in such case Tenant shall deliver a replacement Letter of Credit and subsequent replacement Letters of Credit not less than thirty (30) days prior to the expiration of any existing Letter of Credit so that the original Letter of Credit or a replacement thereof (each of whose expiration date shall be not earlier than one year from issuance) shall be in full force and effect throughout the term of this Lease and for a period of at least ninety (90) days thereafter. Tenant shall maintain the Letter of Credit in the Required Amount and shall deliver to Landtord any replacement Letter of Credit not less than thirty (30) days prior to the expiration of the then current Letter of Credit. Notwithstanding anything in this Lease to the contrary, any grace period or cure periods which are otherwise applicable under Section 8.1 hereof, shall not apply to any of the foregoing, and, specifically, if Tenant fails to comply with the requirements of subsection (f) above or if Tenant shall fail to maintain the Letter of Credit in the Required Amount after any draw thereon by Landlord, Landlord shall have the immediate right to draw upon the Letter of Credit in full and hold the proceeds thereof as a cash security deposit. Each Letter of Credit shall be issued by a comrnercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation. If the issuer’s credit rating is reduced below P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation, or if the financial condition of the issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section, and Tenant’s failure to obtain such substitute Letter of Credit within ten (10) days after Landlord’s demand therefor (with no other notice, or grace or cure period being applicable thereto) shall entitle Landlord immediately to draw upon the existing Letter of Credit in full, without any further notice to Tenant. In the event Tenant provides Landlord with a replacement Letter of

Credit, Landlord shall promptly sun’ender the Letter of Credit that is replaced to the issuer thereof. Landlord may use, apply or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply or retain any cash security deposit, as set forth herein. Landlord may draw on the Letter of Credit, in whole or in part, at Landlord’s election. If Landlord draws against the Letter of Credit, Tenant shall, within five (5) days after notice from Landlord, provide Landlord with either an additional Letter of Credit in the amount so drawn or an amendment to the existing Letter of Credit restoring the amount thereof to the Required Amount. Tenant hereby agrees to cooperate promptly, at its expense with Landlord to execute and deliver to Landlord any modificationi, amendments and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions hereof. ARTICLE 5 Landlord’s Covenants 5.1 Affirmative Covenants. Landlord shall,, during the term of this Lease provide the following: 5.1.1 Heat and Air-Conditionin~. Landlord shall provide and maintain heat, ventilation and air-conditioning equipment (“HVAC”) sufficient to maintain the Premises at comfortable temperatures for general office use, subject to all federal, state and municipal regulations, during Normal Building Operating Hours (as defined in the Rules and Regulations) and subject to compliance by Tenant with the following and the provisions of Section 6.2.4. If Tenant shall require HVAC at times other than Normal Building Operating Hours, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. If the temperature otherwise maintained in any portion of the Premises by the HVAC system is affected as a result of (i) the type or quantity of any lights, machines or equipment used by Tenant in the Premises, (ii) the occupancy of any portion of the Premises by more than one person per two hundred (200) square feet of rentable area, (iii) an electrical load for lighting or power in excess of the limits specified in Section 4.6, or (iv) any partitioning or other improvements installed by Tenant, then at Tenant’s sole cost, Landlord may install any equipment, or modify any existing equipment Landlord deems necessary to restore the temperature balance. Tenant agrees to keep closed, when necessary, draperies provided by Landlord which, because of the sun’s position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system. 5.1.2 Cleaning; Water. Landlord shall provide cleaning, maintenance and landscaping to the common areas of the Building and Property (including snow removal_to the extent necessary to maintain reasonable access to the Building) in accordance with standards generally prevailing throughout the term hereof in comparable office buildings in the area in which the Building is located; and furnish water for ordinary drinking, lavatory, customary office kitchenette and toilet facilities and to cause the Premises to be cleaned in accordance with standards of comparable office buildings in the area in which the Building is located. Tenant shall pay to Landlord upon receipt of an invoice therefor, the actual costs incurred by Landlord for (x) extra cleaning work in the Premises required because of carelessness, indifference, misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, and (y) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or at times other than Landlord’s standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages or other special purposes if same require greater or more difficult cleaning work than office areas, and Tenant agrees, at Tenant’s expense, to retain Landlord’s cleaning contractor to perform such exu’a cleaning, provided that the charges of such cleaning contractor shall be commercially reasonable. Landlord, its cleaning contractor and their respective employees, shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required hereunder. Notwithstanding anything contained herein to the contrary, Landlord shall have no obligation to collect or dispose of any a) radioactive, volatile, highly flammable, explosive or toxic or hazardous materials, b) needles, syringes, lancets, similar sharp objects or contaminated glassware, c) blood products, d) body fluids, e) human or animal tissue, any item identified in clauses a) t~ough e), above, hereinafter referred to as “Excepted Waste”. Tenant agrees that title to and liability for any Excepted Waste shall remain with Tenant, even if Landlord collects and/or disposes of any such Excepted Waste. If Tenant uses water for any purpose other than ordinary drinking, lavatory, customary office kitchenette and toilet purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and if Tenant shall fail to make such payment, Landlord may pay such charges and collect the same from Tenant as Additional Rent. 5.1.3 Elevator, Lightin~ and Electricity. Landlord shall furnish non-exclusive passenger elevator service from the lobby to the Premises; provide, at Tenant’s sole cost and expense, non-exclusive freight elevator service (subject to reasonable scheduling by Landlord); purchase and install, at Tenant’s expense, all lamps, tubes, bulbs, starters and ballasts for lighting fixtures in the Premises; provide lighting to public and common areas of the Property; and arrange for the supply of electrical power to the Premises to accomxnodate a load not exceeding the limitations contained in Section 4.6.

5.1.4. Except as otherwise expressly provided herein, Landlord shall make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas and facilities of the Building (including any common plumbing, electrical and HVAC equipment, elevators and any other common equipment or systems in the Building) as may be necessary to keep them in good repair and condition (exclusive of equipment installed bs’ Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act, failure to act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees). In connection with any such work, Landlord shall have the right to utilize and hook up with all existing risers, conduits and other piping in the Building and to construct scaffolding on the outside of the Building as may be required by law or as necessary. 5.2 Interruption. Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy, defect or unavailability of any services, facilities, utilities, repairs or replacements or for any failure or inabi lity to provide access or to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, strikes or other labor trouble, order or regulation of or by any governmental authority, inclement weather, repairs, inability to obtain, or shortages of, utilities, supplies, labor or materials, war, civil commotion or other emergency, transportation difficulties or due to any act, failure to act, or neglect on the part of Tenant or Tenant’s servants, agents, employees or licensees or for any other cause beyond the reasonable control of Land!ord, and in no event shall Landlord be liable to Tenan[ for any indirect or consequential damages suffered by Tenant due to any such failure, interruption, inadequacy, defect or unavailability; and failure or omission on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under tlfis Lease. Landlord reserves the right to deny access to the Building and to interrupt the services of the HVAC, plumbing, electrical or other mechanical systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable Or necessary, until such repairs, alterations, replacements or improvements shall have been completed. Landlord shall use reasonable efforts to minimize the duration of any such interruption and to give to Tenant at least three (3) days’ notice if service is to be interrupted, except in cases of emergency. If due to Landlord’s default (i) the Premises or any portion thereof are unusable by Tenant for a period of more than ten (10) consecutive Business Days following notice from Tenant due to (I) a lack of any of water, sewer, elevator service, access or electricity or (II) the failure by Landlord to perform repairs which Landlord is obligated to perform pursuant to Section 5.1.4, and (ii) Tenant shall, concurrently with the giving of such notice, discontinue use of the Premises or the portion thereof which is unusable as a result (other than for sporadic purposes such as salvage, security or retrieval of property), then as Tenant’s sole remedy the

Annual Fixed Rent and Additional Rent on account of Taxes and Operating Costs shall be equitably abated for such portion of the Premises rendered unusable for the period commencing on the expiration of such ten (I0) Business Day period and ending on the date that the Premises (or such portion) is rendered usable. If more than fifty percent (50%) of the Premises is rendered unusable and if Tenant shall vacate the entire Premises, then the aforesaid abatement shall be a full abatement. Any notice from Tenant pursuant to the first sentence of this paragraph shall expressly state that the failure of Landlord to cure any claimed default timely shall give rise to Tenant’s rights of rent abatement: 5.3 Outside Services. In the event Tenant wishes to obtain services or to hire vendors relating to the Premises, Tenant shall first obtain the prior approval of Landlord for the installation and/or utilization of such services or vendors. Such services shall include, but shall not be limited to, utility providers, security services, moving services, equipment installers, catering services and the like. Notwithstanding any Landlord approval of the installation and/or utilization of such services or vendors, such installation and utilization shall be at Tenant’s sole cost, risk and expense. 5.4 Access to Building. During Normal Building Operating Hours (as defined in EXHIBIT B), the Building shall be open, subject to the provisions of Section 5.2, and access to the Premises shall be freely available, subject to the Rules and Regulations. During periods other than Normal Building Operating Hours, Tenant shall have access to the Premises, but such access shall also be subject to the Rules and Regulations. Tenant acknowledges that Tenant is responsible for providing security to the Premises for any reason and for its own personnel whenever located therein. Subject to the foregoing, Landlord shall, at all times, retain the right to control and prevent such access by all persons whose presence, in the sole discretion of Landlord, may jeopardize the safety, protection, character, reputation and interests of the Building and its tenants or occupants. Landlord shall in no case be liable for damages resulting from any error with regard to the admission or exclusion of any person to or from the Building. 5.5 Landlord’s Hazardous Materials Representation and Am’eement. Landlord represents that to the best of Landlord’s knowledge, Landlord has not used, generated, manufactured, produced, stored, released, discharged or disposed of on, under, about the Premises (or off-site of the Premises that might affect the Premises) or transferred to or from the Premises, any Hazardous Materials (as defined in Section 6.2.8) or allowed any other person or entity to do so, except in material compliance with Environmental Laws (as defined in Section 6.2.8). So long as the condition requiring removal or remediation of Hazardous Materials is not caused by Tenant or any party for whom Tenant is responsible, Landlord shall, in a manner that complies with all applicable Environmental Laws, perform or cause others to perform all remediation and cleanup of the Premises, the Building and land necessary to cause the Property to comply in all material respects with Environmental Laws, to the extent the failure to do so shall materially adversely affect Tenant or expose it to material liability.

ARTICLE 6 Tenant’s Additional Covenants 6.1 Affirmative Covenants. Tenant shall do the following: 6.1.1 Perform Obligations. Tenant sball perform promptly all of the obligations of Tenant set forth in this Lease; and pay when due tbe Annual Fixed Rent and Additional Rent and all other amounts which by the terms of this Lease are to be paid by Tenant. 6.1.2 Use. Tenant shall, during the term of this Lease, use the Premises only for the Permitted Uses and fi’om time to time procure and maintain, at Tenant’s sole expense, all licenses and permits necessary therefor and for any other use or activity conducted at the Premises. The Permitted Uses shall expressly exclude use for utility company offices, or an employment agency, executive search firm or similar enterprise, a labor union, a school or vocational training center, a travel agency, a stockbroker’s or dealers’ office or for the underwriting of securities, a diplomatic or trade mission, a retail savings or commercial bank or loan company, governmental or quasi-governmental offices or use for manufacturing, printing or electronic data processing, except for the operation of normal business office equipment and machines for Tenant’s own requirements. Tenant shall not use, occupy or permit the Premises or any part thereof to be used in any manner, or permit anything to be brought into or kept therein, which would (a) violate any laws or the certificate of occupancy for the Building, (b) make unobtainable from reputable insurance companies authorized to do business in the State of New York at standard rates, “all risk” casualty insurance coverage or liability, elevator, boiler or other insurance, (c) constitute a public or private nuisance, (d) adversely affect the appearance, character or reputation of the Building as a first-class office building, or (e) violate exclusive rights granted to other tenants of the Building under their leases of which Landlord shall have given Tenant written notice. 6.1.3 Repair and Maintenance. Tenant shall, during the term of this Lease, maintain the Premises in neat and clean order and condition and perform all repairs to the Premises and all fixtures, systems, and equipment therein (including Tenant’s equipment and other personal property) as are necessary to keep them in good and clean working order, appearance and condition, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excep~ted, Tenant shall replace any damaged or broken glass in windows and doors of the Premises (e~cept glass in the exterior walls of the Building and any glass damaged by Landlord or its employees or contractors) with glass of the same quality as that which was damaged or broken. 6.1.4 Compliance with Law. Tenant shall, during the t~rm of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; keep the Premises safe and equipped with all safety appliances so required; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or applicable to the Premises or other portions of the Property and arising out of any use being conducted in or on the Premises or arising out of any work performed by Tenant. So long as (i) Landlord shall not be subject to any fine or charge, (ii) neither the Property nor any portion thereof shall be subject to being condemned or vacated and (iii) neither the Property nor any portion thereof shall be subject to any lien or encumbrance, Tenant may defer compliance with any such law, ordinance, order or regulation while the validity thereof is being actually contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord assurance or security against any loss, cost or expense on account thereof in form and amount acceptable to Landlord. Nothing in this Section 6.1.4 shall obligate Tenant to perform any alterations or make any improvements to cause the Premises to be in compliance with any legal requirements if the Premises are not in compliance therewith due to any renovations, alterations or improvements made by Landlord, including Landlord’s Work. 6.1.5 Indemnification. Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord’s agents or their employees liable for, and Tenant shall indemnify and hold harmless Landlord, its employees and Landlord’s agents and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, attorneys’ fees) incurred in connection with or arising from: (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant; (ii) any matter occurring on the Premises during the term; (iii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person; (iv) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractoi’s, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; and (v) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant. If any action or proceeding is brought against Landlord or its employees or Landlord’s agents or their employees by reason of any such claim, Tenant; upon notice from Landlord, shall defend the same, at Tenant’s expense, with counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing in no event shall this Section 6.1.5 require Tenant to indemnify or defend Landlord or its employees or Landlord’s agents or their employees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the gross negligence or willful misconduct of Landlord or its employees or Landlord’s agents or their employees, 6.1.6 Landlord’s Right to Enter. Tenant shall permit Landlord and its agents and invitees to enter into and examine the Premises at reasonable times and to show the Premises to prospective lessees, lenders, partners, pumhasers and others having a bonafide interest in the Premises, and to make such repairs, alterations and improvements and to perform such testing and investigation as Landlord shall reasonably determine to make or perform, and, during the six

(6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises. 6.1.7 Personal Property at Tenant’s Risk. Tenant shall, during the term of this Lease keep, at the sole risk and hazard of Tenant, all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which may be on the Property, and if the whole or any part thereof shall be lost, destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, Landlord shall have no responsibility therefor and Tenant shall hold harmless and indemnify Landlord from and against any and all injury, loss, damage or liability to Tenant or to any other person or entity arising out of said loss or damage. 6.1.8 Payment of Landlord’s Cost of Enforcement. Tenant shall pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4. 6.1.9 Yield Up. Tenant shall, at the expiration or earlier termination of the term of this Lease, surrender all keys to the Premises; remove all of its trade fixtures and personal property in the Premises; remove such installations (including wiring and cabling wherever located), alterations, signs and improvements made (or if applicable, restore any items removed as Landlord may reasonably require as a condition of approval) by or on behalf of Tenant as Landlord may request, wherever located; repair all damage caused by such removal; and vacate and yield up the Premises (including all installations, alterations, signs and improvements made by or on behalf of Tenant except as Landlord shall request Tenant to remove), broom clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, reasonable wear and tear excepted. If Landlord so requests, Tenant, at its sole cost and expense, shall properly cap or seal its wiring and cabling (wherever located) at each end, properly label such wiring and cabling for future use, and surrender such wiring and cabling in a good and safe condition on or before the earlier of (i) the expiration or earlier termination of the term of this Lease, or (ii) the date on which Tenant discontinues the use of such wiring and cabling. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and Tenant shall be deemed to be holding over in the Premises until it shall have complied with its obligation to remove its property and make any incidental repairs or replacements as required by this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting form Tenant’s failure or delay in surrendering the Premises as above provided. Nothing herein shall obligate Tenant to remove any of Landlord’s Work or any future alterations or improvements made by Landlord.

6.1.10 Rules and Regulations. Tenant shall, during the term of this Lease, observe and abide by the Rules and Regulations of the Building set forth as EXHIBIT B, as the same may from time to time be reasonably amended, revised or supplemented (the “Rules and Regulations”), provided Landlord shall have given Tenant notice thereof. Tenant shall further be responsible for compliance with the Rules and Regulations by the employees, servants, agents and visitors of Tenant. The failure of Landlord to enforce any of the Rules and Regulations against Tenant, or against any other tenant or occupant of the Building, shall not be deemed to be a waiver of such Rules and Regulations. Tenant shall be liable for all injuries or damages sustained by Landlord or Landlord’s agents or by other, tenants, occupants or invitees of the Building arising by reason of any breach of the Rules or Regulations by Tenant or by Tenant’s agents or employees. In the event of any conflict between the Rules and Regulations and the express provisions of this Lease, the provisions of this Lease shall control. 6.1.l 1 Estoppel Certificate. Tenant shall, within ten (10) days’ following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in form satisfactory to Landlord in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications) and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Amnual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there are any defenses, offsets or countemlaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other matter pertaining to this Lease which Landlord requests to be included in such statement. Any such statement delivered pursuant to this Section 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of such mortgage. 6.1.12 Landlord’s Expenses For Consents. Tenant shall reimburse Landlord, as Additional Rent, promptly on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder. 6.1.13 Financial I1fformation. Tenant shall (to the extent that same does not violate federal, state or local laws, rules or regulations) from and after the Date of this Lease and thereafter throughout the term of this Lease, provide Landlord with audited financial statements for each calendar year not later than (i) fifteen (15) days of request therefor, or (ii) 95 days after the end of such year, provided that Landlord shall not be required to deliver such statements to Landlord so long as such statements are filed with the US Securities and Exchange Commission and are available to the public on its website. 6.2 Negative Covenants. Tenant shall not do the following. 6.2.1 Assignment and Subletting. Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, or the Premises to be offered or advertised for assignment or subletting, except as hereinafter provided. Unless Tenant’s stock shall be traded on a domestic national securities exchange, any transfer of the stock or partnership or beneficial interests or other evidences of ownership of Tenant or the issuance of additional stock or partnership or beneficial interests or other indicia of ownership in Tenant or any transaction pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant’s assets are transferred to any other entity shall be deemed to be an assignment of this Lease. Notwithstanding the foregoing, Tenant may, without the need for Landlord’s consent, but only upon not less than ten (10) days prior notice to Landlord, assign its interest in this Lease (a “Permitted Assignment”) to (i) any entity which shall be a successor to Tenant either by merger or consolidation (a “~”) or to a purchaser of all or substantially all of Tenant’s assets in either case provided the successor or purchaser shall have a tangible net worth, after giving effect to the transaction, of not less than the greater of the net worth of Tenant named in Section 1.1 as of the Date of this Lease or the net worth of Tenant named in Section 1.I immediately prior to such Merger or sale (the “Required Net Worth”) or (ii) any entity (an “Affiliate”) which is a direct or indirect subsidiary or parent (or a direct or indirect subsidiary of a parent) of the named Tenant set forth in Section 1.1, in either case of (i) or (ii) only so long as (I) the principal purpose of such assignment is not the acquisition of Tenant’s interest in this Lease (except if such assignment is made for a valid intracorporate business purpose to an Affiliate) and is not made to circumvent the provisions of this Section 6.2.1, (II) except if pursuant to a Merger permitted by clause (i) above, Tenant shall, contemporaneously with such assignment, provide Landlord witb a fully executed counterpart of any such assignment, which assignment shall comply with the provisions of this Section 6.2.1 and shall include an agreement by the assignee in form reasonably satisfactory to Landlord, to assume all of Tenant’s obligations under this Lease and be bound by all of the terms of this Lease, (III) in the case of an actual or deemed assignment pursuant to clause (i), Tenant shall provide Landlord, not less than ten (10) days in advance of any such assignment, evidence reasonably satisfactory to Landlord of the Required Net Worth of the successor or purchaser, and (IV) there shall not be a Default of Tenant at the effective date of such assignment. Tenant shall also be permitted, without the need for Landlord’s consent, but only upon not less than ten (I0) days prior notice to Landlord, to enter into any sublease (a “Permitted Sublease”) with any Affiliate provided that such sublease shall expire upon any event pursuant to which the sublessee thereunder shall cease to be an Affiliate. Any assignment to an Affiliate shall provide that it may, at Landlord’s election, be terminated and deemed void if during the term of this Lease such assignee or any successor to the interest of Tenant hereunder shall cease to be an Affiliate. In the event that Tenant shall intend to enter into any sublease or assignment other than a Permitted Sublease or Permitted Assignment, then Tenant shall, not later than forty-five (45) days prior to the proposed commencement of such sublease or assignment, give Landlord notice of such intent, identifying the proposed subtenant or assignee, all of the terms and conditions of the proposed sublease or assignment and such other information as the Landlord may reasonably request. In such case Landlord may elect (a) to terminate the term of this Lease if Tenant intends to assign this Lease, or to sublease (including expansion options) more than fifty percent (50%) of the Premises for a term (including extension options) of more than half of the remaining term hereof or (b) to exclude from tbe Premises, for the term of such proposed sublease, the portion thereof to be sublet if the conditions set forth in (a) do not prevail, by giving notice to Tenant of such election not later than thirty (30) days after receiving notice of such intent from Tenant. If Landlord shall give such notice within such thirty (30) day period, upon the later to occur of (A) the proposed date of commencement of such proposed sublease or assignment, or (B) the date which is thirty (30) days after Landlord’s notice, the term of this Lease shall terminate or the Premises shall be reduced to exclude the portion of the Premises intended for subletting, in which case Annual Fixed Rent and Tenant’s Percentage shall be correspondingly reduced. If Landlord shall not give such notice, but Tenant shall not enter into such sublease or assignment on the terms and conditions set forth in such notice from Tenan~ withiri one hundred twenty (120) days of the initially proposed sublease commencement date and shall still desire to enter into any sublease or assignment, the first sentence of this paragraph shall again become applicable. If this Lease is assigned or if the Premises or any part thereof are sublet (or occupied by any party other than Tenant and its employees) Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Annual Fixed Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease. Any sublease of all or any portion of the Promises shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, that other than the payment of Annual Fixed Rent and Additional Rent due pursuant to Sections 4. l, 4.2.1 and 4.2.2 or any obligation relating solely to those portions of the Premises which are not part of the subleased premises, the subtenant shall comply with and be bound by all of the obligations of Tenant hereunder, that unless Landlord waives such prohibition, the subtenant may not enter into any sub-sublease, sublease assignment, license or any other agreement granting any right of occupancy of any portion of the subleased premises; and that Landlord shall be an express beneficiary of any such obligations, and that in the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attom to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any mortgagee of the Property, as holder of a mortgage or as Landlord under this Lease if such mortgagee succeeds to that position, shall (a) be liable for any act or omission of Tenant under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease unless consented to by Landlord and such mortgagee or by any previous prepayment of more than one (1) month’s rent, (d) be bound by any covenant of Tenant to undertake or complete any constmction of the Premises or any portion thereof, (e) be required to account for any security deposit of the subtenant other than any security deposit actually received by Landlord, (f) be bound by any obligation to make any payment to such subtenant or grant any credits unless specifically agreed to by Landlord and such mortgagee, (g) be responsible for any monies owing by Tenant to the credit of subtenant or (h) be required to remove any person occupying the Premises or any part thereof; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. The provisions of this paragraph shall not be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1. Tenant shall not enter into, nor shall it permit any person having an interest in the possession, use, occupancy or utilization of any part of the Premises to enter into, any sublease, license, concession, assignment or other agreement for use, occupancy or utilization of the Premises (i) which provides for rental or other compensation based on the income or profits derived by any person or on any other formula such that any portion of such sublease rental, or other consideration for a license, concession, assignment or other occupancy agreement, would fail to qualify as “rents from real property” within file meaning of Section 856(d) of the Internal Revenue Code or any similar or successor provision thereto, or (ii) under which fifteen pement (l 5%) or more of the total rent or other compensation received by Tenant is attributable to personal property and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffectual as a conveyance of any right or interest in the possession, use, occupancy or utilization of such part of the Premises. No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment. The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation which extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease. No assignment, subletting or occupancy shall affect the Permitted Uses. Any subletting, assignment or other ~ansfer of Tenant’s interest in this Lease in contravention of this Subsection 6.2.1 shall be voidable at Landlord’s option. Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises. If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term oF any assignment or sublease (other than a Permitted Assignment of a Permitted Sublease), payable by such assignee or subtenant exceed the Annual Fixed Rent plus Additional Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay fifty percent (50%) of such excess to Landlord, as Additional Rent, payable monthly at the time for payment of Annual Fixed Rent, provided that in computing the amount of any such excess the amortized portion of the following “Transfer Expenses” paid by Tenant in connection with such assignment or sublease may first be deducted from the monthly amount of any such excess: (i) the cost of alterations or improvements made by Tenant to the Premises in order to consummate an assignment or to the portion of Premises that is subleased in order to consurmnate a sublease, (ii) reasonable brokerage commissions or fees, and (iii) reasonable attorneys fees. Any such Transfer Expenses shall be amortized in equal monthly installments over the term of the assignment or sublease and shall be verified by Tenant by written documentation reasonably satisfactory to Landlord within sixty (60) days after the date of delivery of possession to the assignee or sublessee. Nothing in this paragraph shall be deemed to abrogate the provisions of this Subsection 6.2.t and Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises. 6.2.2 Nuisance. Tenant shall not injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance or which is liable to render necessary any alteration or addition to the Building; nor conduct any auction, fire, “going out of business” or bankruptcy sales. 6.2.3 Floor Load; Heavy Equipment. Tenant shall not place aload upon any floor of the Premises exceeding the lesser of the floor load capacity which such floor was designed to carry or the maximum capacity allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight thereof. Business machines and mechanica! equipment which cause vibration or noise shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, construction materials or fixtures into or out of the Premises without Landlord’s prior consent, which consent may be conditioned on a requirement to provide insurance naming Landlord, and the holder of any mortgage affecting the Property, as additional named insureds, in such amount as Landlord reasonably requires. If any such safe, machinery, heavy equipment, freight, or fixtures requires special handling, Tenant agrees to employ only persons holding a master rigger’s license to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant hereby agrees to exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Tenant shall schedule such moving at such times as Landlord shall reasonably designate. 6.2.4 Electricity.. Tenant shall not connect to the electrical distribution system serving the Premises (i) a total load exceeding the lesser of the capacity of such system or the maximum load pemaitted from time to time under applicable governmental regulations or (ii) any apparatus or device in the Premises (1) using current in excess of 110 volts, or (2) which would cause Tenant’s electrical demand load to exceed four (4) watts per rentable square foot. The capacity of the electrical distribution system serving the Premises shall be the lesser of (a) the capacity of any branch of any existing leaders, risers or wiring serving the Premises exclusively or (b) Tenant’s percentage of the capacity of the system serving the entire Building. 6.2.5 Installation. Alterations or Additions. Tenant shall not make any installations, alterations, additions or improvements (collectively and individually referred to in this paragraph as “work”) in, to or on the Premises nor permit flae making of any holes in the walls, partitions, ceilings or floors without on each occasion obtaining the prior consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. All work to be performed to the Premises by Tenant shall (i) be performed in a good and worlcrnanlike manner by contractors approved in advance by Landlord and in compliance with the provisions of EXHIBIT C and all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws, (ii) be made at Tenant’s sole cost and expense and at such times and in such a manner as Landlord may from time to time designate, and (iii) be free of liens and encumbrances and become part of the Premises and the property of Landlord without being deemed additional rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner of the work for tax purposes until the expiration or earlier termination of the term hereof, subject to Landlord’s rights pursuant to Section 6.1.9 to require Tenant to remove the same at or prior to the expiration or earlier termination of the term hereof and, to the extent Landlord shall make such election, title thereto shall remain vested in Tenant at all times. Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises, Building and Property shall at all times be free of liens, and, at Landlord’s request, Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any such work will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrances that may arise out of such work. Prior to the commencement of any such work, and throughout and until completion thereof, Tenant shall maintain, or cause to be maintained, the insurance required by. EXHIBIT D, all with coverage limits as stated therein or such higher limits as shall be reasonably required by Landlord from time to time. In addition, Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or arising out of such work. Whenever and as often as any mechanic’s or materialmen’s lien shall have been filed against the Property based upon any act of Tenant or of anyone claiming through Tenant, Tenant shall within three (3) days of notice from Landlord to Tenant take such action by bonding, deposit or payment as will remove or satisfy the lien. Tenant shall, upon request of Landlord, execute and deliver to Landlord a bill of sale covering any work Tenant shall be required to surrender hereunder.

Tenant shall not, at any time, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in the Premises, if such employment will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately. 6.2.6 Abandonment. Tenant shall not abandon or vacate the Premises during the term. 6.2.7 Signs. Tenant shall not paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Landlord shall not unreasonably witl~hold consent for signs or lettering on or adjacent to the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and tl~e location of the Premises in the Building. 6.2.8 Hazardous Materials. Tenant shall not introduce ~n or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined); nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property; nor generate, store, use, release, spill or dispose of Hazardous Materials in or on the Premises or the Property, or transfer any Hazardous Materials from the Premises to any other location; and Tenant shall not commit or suffer to be cormnitted in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, roles regulations, present or future, applicable to the Property or to Hazardous Materials. Tenant agrees that if it shall generate, store, release, spill, dispose of or U’ansfer to the Premises or Property any Hazardous Materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant’s disturbance thereof. Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Materials affecting the Premises or Property. In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant’s use of the Premises and, in particular, to Tenant’s use, generation, storage andlor disposal of Hazardous Materials at, to, or from the Premises.

Tenant expressly agrees that Landlord shall have the right to enter the Premises to inspect the same and/or to perforrn an environmental investigation and assessment of the Premises (the “Environmental Assessment”) upon reasonable notice to Tenant (not less than 72 hours), and that this right of entry shall include the right to test for soil and groundwater contamination if Landlord determines Tenant may have contaminated the soil or groundwater. Tenant shall pay for the cost of performing such testing if at the time of such entry Landlord has reasonable grounds to believe that Tenant has disposed of or caused a release of Hazardous Materials at, on or about the Premises or the Building. If Landlord so requires, Tenant shall comply, at it sole cost and expense, with respect to the precautions which should be taken with respect to activities on the Premises or the Building or any reconnnendations for additional testing and studies to detect the presence of Hazardous Materials. Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without timitation,.claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, and expenses, including, without limitation, attorneys’ fees and expenses, consultant fees, and expert fees that arise from or are caused in whole, in part, directly or indirectly, by (i) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant’s failure to comply with any Environmental Laws. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs) incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in cmmection therewith. For purposes of this Section 6.2.8, any acts or omissions of Tenant, or its subtenants or assignees or its or their employees, agents, or contractors (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant. Tenant’s obligations under this Section 6.2.8 shall survive the expiration or sooner termination of this Lease. The term “Hazardous Materials” shall mean and include, but not be limited to, any oils, petroleum products, asbestos, radioactive, biological, medical or infectious wastes or materials, and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws. The term “Environmental Laws” shall mean any and all present and future federal, state and municipal statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes or the cleanup or other remediation thereof. ARTICLE 7 Casualty” or Taking 7.1 Termination. In the event that the Premises or the Property, or any material part thereof, shall be destroyed or damaged by fire or casualty, shall be taken by any public authority or for any public use or shall be condemned by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty.
In the event any material part of the Premises necessary for the conduct of Tenant’s business at the Premises shall be destroyed or damaged by fire or other casualty (and Landlord has not elected to terminate the term of this Lease pursuant to the preceding paragraph), then as soon as practicable after the occurrence of such damage, Landlord shall give Tenant a notice (the “Restoration Notice”) advising Tenant whether or not Landlord intends to restore the Promises (excluding any alterations made by Tenant) to a condition substantially the same as existed immediately prior to such damage, and if Landlord intends to so restore, of the time required to substantially complete such work, as reasonably estimated by an architect or general contractor selected by Landlord. If the Restoration Notice indicates either that (a) Landlord shall not restore the Premises as provided above, or (b) the estimated time required for Landlord to substantially complete such restoration work shall exceed six (6) months from the occurrence of such casualty damage, then Tenant may elect to terrninate the term of this Lease by giving notice to Landlord not later than thirty (30) days after the date on which Landlord gives Tenant the Restoration Notice. Notwithstanding the foregoing, Tenant shall have no right to terminate the term of this Lease due to a fire or other casualty if the cause thereof was due to the negligence or other wrongful conduct of Tenant or any subtenant of Tenant or any agent, employee or invitee of Tenant or its subtenant(s). 7.2 Restoration. If neither Landlord nor Tenant shall elect to so terminate, this Lease shall continue in rome and (so long as the damage is not caused by the negligence or other wrongful act of Tenant or its employees, agents, contractors or invitees) a just proportion of the Annual Fixed Rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises (excluding any improvements to the Premises made at Tenant’s expense), or what may remain thereof, shall be repaired, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction, taking, or condemnation and subject to zoning and building laws or ordinances then in existence. After any such casualty, Tenant shall remove from the Premises as promptly as reasonably possible, all of Tenant’s salvageable equipment, furniture and other property. Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture and/or furnishing or any fixtures or equipment, improvements, alterations or appurtenances and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article 7 shall govern and control in lieu thereof. “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages actually made available to Landlord (and not retained by any Superior Lessor or Superior Mortgagee) less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. 7.3 Award. Irrespective of the form in which recovery may be had by law, all to seek reimbursement for damages or compensation arising from fire or other casualty or any taking by eminent domain or condemnation shall belong to Landlord in all cases. Tenant grants to Landlord all of Tenant’s rights to such claims for damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority 7.4 Effect of Casualt7 or Takinl~ on the Tax Excess. In the event of any taking, condemnation or damage by fire or casualty affecting the Property whereby this Lease shall not terminate pursuant to the provisions of Section 7.1, then for purposes of determining the Tax Excess there shall be established new Base Taxes as hereinafter provided. Base Taxes shall be product of the initial Base Taxes as recited in Section 1.1 multiplied by a fraction, the numerator of which shall be the Taxes for the first full Tax Year subsequent to the taking, condemnation damage which reflects the occurrence of such taking, condemnation or damage (the “Revised Tax Year”), and the denominator of which shall be the Taxes for the full Tax Year prior to taking, condemnation or damage. The foregoing revision shall be effective as of the first day. the Revised Tax Year. Effective as of the date of any such taking, condemnation or damage, Tenant’s Percentage shall be adjusted appropriately to reflect the change, if any, in the rentable area of the Premises and/or the rentable area of the Building. ARTICLE 8 Defaults 8.1 Default of Tenant. (a) (I) If Tenant shall default in its obligations to pay the Annual Fixed Rent or Additional Rent or any other charges or amounts under this Lease when due or shall default in complying with its obligations under Subsection 6.1.11 of this Lease and any such default shall continue for ten (10) days after written notice from Landlord designating such default, or (II) if as promptly as possible but in any event within thirty (30) days after notice from Landlord to Tenant specifying any default or defaults other than those set forth in clause (I) Tenant has not cured the default or defaults so specified (provided that as to any non-monetary breach which cannot reasonably be cured within thirty (30) days, if Tenant shall have commenced a ctue of such breach within thirty (30) days after Landlord’s notice and is proceeding in good faith and with due diligence to complete such cure, Tenant will not be held in default for not completing such cure within thirty (30) days so long as Tenant diligently proceeds to complete such cure promptly and fully within ninety (90) days after Landlord’s notice); or (b) if any assignment shall be made by Tenant for the benefit of creditors; or (c) if Tenant’s leasehold interest shall be taken on execution; or (d) if a lien or other involuntary encumbrance shall be filed against Tenant’s leasehold interest or Tenant’s other property, including said leasehold interest, and shall not be discharged within sixty (60) days thereafter; or (e) if a petition shall be filed by Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect; or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code shall be filed against Tenant and such involuntary petition shall not be dismissed within sixty (60) days thereafter; or (g) if a custodian or similar agent shall be authorized or appointed to take charge of all or substantially all of the assets of Tenant; or (h) if Tenant dissolves or shall be dissolved or shall liquidate or shall adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation; or (i) if any order shall be entered in any proceeding by or against Tenant decreeing or permitting tbe dissolution of Tenant or the winding up of its affairs; or (j) if Tenant shall fail to pay any installment of Annual Fixed Rent or Additional Rent when due, Tenant shall cure such default within the grace period provided in clause (a) (I) above (or with Landlord’s approval after the expiration of such grace period) and Tenant shall, within the next year following the date such initial defaulted payment was first due, fail more than once to pay any installment of Annual Fixed Rent or Additional Rent when due, then, and in any of such cases indicated in clauses (a) through (j) hereof (collectively and individually, a “Default of Tenant”), Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter give notice to Tenant terminating this Lease and the term hereof, which notice shall specify the date of termination, whereupon on the date so specified, the term of this Lease and all of Tenant’s rights and privileges under this Lease shall expire and terminate but Tenant shall remain liable as hereinafter provided. 8.2 Remedies. In the event of any termination pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such termination. Thereafter, whether or not the Premises shall have been re-let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Lease had such termination not occurred, less the net proceeds, if any, received by Landlord from any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees an d expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other expenses incurred in preparation for such retetting.

Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent would have been payable hereunder if the term of this Lease had not been terminated. At any time after such termination, in lieu of recovering damages pursuant to the provisions of the immediately preceding paragraph with respect to any period after the date of termination of this Lease, at Landlord’s election, Tenant shall pay to Landlord the greater of (i) the amount, if any, by which (A) the Annual Fixed Rent, Additional Rent and other charges as hereinbefore provided which would be payable hereunder from the date of such demand (assuming tl~at, for the purposes of this paragraph, the annual payment by Tenant on account of Taxes would be the same as the payment required for the immediately preceding twelve calendar months, or if less than twelve caIendar months have expired since the Commencement Date, the payment required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Lease had such termination not occurred, shall exceed (B) the then fair rental value of the Premises for the same period, reduced to amortize over such period all costs or expenses which Landlord would incur to obtain such fair market rent, or (ii) an amount equal to the lesser of (x) the Annual Fixed Rent, Additional Rent and other charges that would have been payable for the remainder of the term of this Lease had such termination not occurred or (y) the aggregate of the Annual Fixed Rent, Additional Rent and other charges accrued in the twelve (12) months ended immediately prior to such termination (without reduction for any free rent or other concession or abatement) except that in the event the term of this Lease is so terminated prior to the expiration of the first full year of the term of dais Lease, the liquidated damages which Landlord may elect to recover pursuant to clause (ii) (y) of this paragraph shall be calculated as if such termination had occurred on the first anniversary of tbe Commencement Date and there had been no so-called free rent or other rental concession or any rental abatement. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for banlcruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or role of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above. In case of any Default of Tenant, re-entry, expiration and repossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or greater than the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.

To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease. 8.2.1 Mitigation of Damages. Landlord shall make a good faith effort to relet the Premises following a termination of this lease due to a Default of Tenant, but subject to and in accordance with the following criteria: (i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Tenant shall have surrendered possession of the Premises in the condition required by Section 6.1.9 hereof; (ii) Landlord shall have no obligation to offer the Premises to any prospective tenant so long as other premises in the Building suitable for that prospective tenant are currently available, or are reasonably expected to be availabIe, to meet such prospective tenant’s occupancy requirements; (iii) Landlord shall have no obligation to enter into a lease of less than all of the Premises; (iv) Landlord shall have no obligation to enter into a/ease under terms and conditions that are inconsistent with Landlord’s then current leasing policies for comparable space in the Building or with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resoumes and operating experience; (vi) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises or the Building suitable for use by a prospective tenant unless either (1) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with such prospective tenant (which payment shall be in addition to any other damages or amounts to which Landlord may be entitled to as a result of Tenant’s default under this Lease); or (2) Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any lease with such prospective tenant; and (vii) Landlord shall have no obligation to enter into a lease with any prospective tenant whose use would, in Landlord’s judgment: (I) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (2) be incompatible with the operation of the Building as a first-class building; or (3) require any alterations to the Building. Tenant hereby waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or right of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section. 8.3 Remedies Cumulative, Except as expressly provided otherwise in Section 8.2, any and all rights and remedies which Landtord may have under this Lease, and at law and equity (including without limitation, actions at law for direct, indirect, special and consequential

(foreseeable and unforeseeable) damages), for Tenant’s failure to comply with its obligations under this Lease, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exemised at the same time insofar as permitted by law. Notwithstanding any provisions of this Lease to the contrary, Landlord agrees that no individual shareholder, officer, director or employee of Tenant shall ever be personally liable for any liability or claim of any nature for breach of this Lease. 8.4 Landlord’s Right to Cure Defaults. At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease (irrespective of whether the same shall have ripened into a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, such sums including reasonable attorneys’ fees, together with interest thereon at a rate (the “Default Rate”) equal to the lesser of six pement (6%) over the Prime Rate or the maximum rate allowed by law. “Prime Rate” shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by Citibank, N.A. as its so-called “prime” or “base” rate, so-called, or if at any time Citibank, N.A. ceases to announce such a rate, as announced by the largest national or state-chartered banking institution then having its principal office in New York City and announcing such a rate. If at any time neither Citibank, N.A. nor the largest national or state-chartered banking institution having its principal offices in New York City is announcing such a floating rate, “Prime Rate” shall mean a rate of interest, determined daily, which is two hundred basis points above the 14-day moving average closing trading price of 90-day U.S. Treasury Bills. 8.5 Holding_Over. Any holding over by Tenant of all or any portion of the Premises after the expiration or early termination of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half (1.5) times the greater of (x) the fair market rental value for the Premises on a month-to-month basis or (y) the sum of Annual Fixed Rent plus Additional Rent on account of Operating Costs and Taxes in effect immediately prior to the expiration or earlier termination of the term (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over. Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Lease. 8.6 Effect of Consent. Any consent or permission by Landlord to any act or omission by Tenant shall not be deemed to be consent or permission by Landlord to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance.

8.7 No Waiver, etc. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Additional Rent or other charge due hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty. 8.8 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additiona! Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided. ARTICLE 9 Rights of Holders 9.1 Rights of Mortgagees or Ground Lessor. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages, which may now or hereafter affect the Building or the Property and/or any such lease, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”. Any mortgage to which this Lease is subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mort ag&gee”. If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”)

and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attorrmaent. Upon such attol~maent, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which themtofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than one (t) month, which was not approved in writing by the Successor Landlord, (e) liable to theTenant beyond the Successor Landlord’s interest in the Property, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid. 9.2 Modifications. If any Superior Lessor or Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease or the ability of Tenant to conduct its business for the Permitted Uses. In addition, and notwithstanding Section 9.1 to the contrary, any Superior Lessor or Superior Mortgagee may, at its option, subordinate the Superior Lease or Superior Mortgage of which it is the lessor or holder to this Lease by giving Tenant ten (10) days’ prior written notice of such election, whereupon this Lease shall, irrespective of dates of execution, delivery and recording, be superior to such Superior Lease or Superior Mortgage and no other documentation shall be necessary to effect such change. ARTICLE 10 Miscellaneous Provisions 10.1 Notices. Except as may be expressly provided herein otherwise, all notices, requests, demands, consents, approval or other con’anunications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows: If intended for Landlord, to the Original Address of Landtord set forth in Section 1.1 of this Lease with a copy to Reit Management & Research LLC, 1500 Market Street, Suite 505, Philadelphia, PA 19102, Attn: Regional Vice President (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant); and if intended for Tenant, addressed to Tenant at the Original Address of Tenant set forth in Section I. I of this Lease until the Commencement Date and thereafter to the Property (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord). Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease. Notices from Landlord may be given by Landlord’s Agent, if any, or Landlord’s attorney; and any bi!ls or invoices for Annual Fixed Rent or Additional Rent may be given by mail (which need not be registered of certified) and, if so given, shall be deemed given on the third Business Day following the date of posting. 10.2 Quiet Enjoyment; Landlor0’s Right to Make Alterations, Etc. Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; ‘provided, however, Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without Landlord incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Property, or properties adjacent thereto, as Landlord may deem necessary or desirable, and to change (provided that there be no unreasonable obstruction of the right of access to the Premises by Tenant and that Landlord use commemially reasonable efforts to minimize, to the extent practical, any interference with the conduct of business at the Premises) the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, or other common areas of the Building and Property. Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer Landlord reasonably believes is entitled to such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments. 10.3 Lease not to be Recorded; Confidentiality of Lease Terms. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either (and at the expense of the requesting party), execute and deliver a notice or short form of this Lease in such form, if any, as may be acceptable for recording with the land records of the governmental entity responsible for keeping such records for the County in which the Building is located. In no event shall such document set forth the Fixed Rent, Additional Rent or other charges payable by Tenant pursuant to this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease. Tenant acknowledges that the terms under which the Landlord has leased the Premises to Tenant (including, without limitation, the rental rate(s), term and other financial and business temas), constitute confidential information of Landlord (‘.’Confidential Information”). Tenant covenants and agrees to keep the Confidential Information confidential and not to disclose the same to third parties; provided, however, that such Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “Representatives”) who need to know such information in connection with Tenant’s use and occupancy of the Premises and for legally required financial reporting and credit related activities. Tenant shall not make or permit to be made any press release or other similar public statement regarding this Lease without the prior approval of Landlord, which approval shall not be unreasonably withheld. Tenant furthermore agrees to inform its Representatives of the confidential nature of such Confidential Information and to use all reasonable efforts to cause each Representative to treat such Confidential Information confidentially and in accordance with the terms of this paragraph. 10.4 Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability. Tenant agrees that the assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, whether absolute or conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder (subject to the limitations set forth in Section 9.1) only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises. The term “Landlord,” so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Landlord’s interest in the Property, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, subject as aforesaid, shall be binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Property. Notwithstanding the foregoing, in no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to Landlord or the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder. Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. The seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until such purchaser expressly assumes in writing the Landlord’s obligations hereunder. Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in tbe Property, and Tenant agrees to look solely to such interest for the satisfabtion of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, members, agents, employees, or stockholders of Landlord) ever be personally liable for any such liability. In addition to all other limitations contained in this Lease, Landlord hereby notifies Tenant that the Declaration of Trust of Hub Properties Trust provides, and Tenant agrees, that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and!or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord. 10.5. Landlord’s Default. Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged breach or default. Tenant shall have no right to terminate this Lease for any breach or default by Landlord hereunder and no right, for any such breach or default, to offset or counterclaim against any rant due hereunder. In no event shall Landlord ever be liable to Tenant for any punitive damages or for any loss of business or any other indirect, special or consequential damages suffered by Tenant from whatever cause. Tenant further agrees that if Landlord shall have failed to cure any such breach or default within thirty (30) days of such notice to Landlord (or if such breach or default cannot be cured within said time and provided Tenant may still conduct its business in the Premises without material interference, then within such additional time as may be necessary if within said thirty days Landlord has commenced and is diligently pursuing the remedies necessary to cure such breach or default), then the holder(s) of any mortgage(s) or the lessor under any ground lease entitled to notice pursuant to Section 10.6 shall have an additional thirty (30) days within which to cure such breach or default if such breach or defauIt cannot be cured within that time and provided Tenant may still conduct its business in the Premises without material interference, then such additional time as may be necessary, if within such thirty (30) days any such holder or lessor has commenced and is diligently pursuing the remedies necessary to cure such breach or default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure). Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refuse to give or shall delay in giving such consent, Tenant shall not be entitled to any damages and Tenant hereby waives any claim based on such failure, refusal or delay; provided however in any situation where Landlord is expressly required not to witl~old its consent unreasonably Tenant shall’(at its sole remedy) be entitled to bring an action for specific performance or injunction. 10.6 Notice to Mortgagee and Ground Lessor. Upon the written requ~st of any Superior Mortgagee or Superior Lessor, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such Superior Mortgagee or Superior Lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord. 10.7 Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than Sutton & Edwards, Inc. and CB Richard Ellis (the “Brokers”), and in the event of any brokerage claims or liens, other than by the Brokers, against Landlord or the Property predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to dischaage any such lien. This indemnification survives termination of this Lease. 10.8 Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the state or district in which the Property is located and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. Tenant expressly aclcnowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease. All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and Tenant shall have no right to the Premises hereunder until the execution and delivery hereof by both Landlord and Tenant. Except as herein otherwise provided, the representations, warranties, terms, covenants and provisions hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns, if two or more persons or parties are named as Tenant herein, (i) each of such persons or parties shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without ftrst having commenced proceedings against any other of them and (ii) Landlord may require that all notices, requests, demands, consents, approvals or other communications delivered by Tenant under the Lease must be executed by each person or party named as Tenant herein. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition and time is of the essence with respect to the exercise of any of Tenant’s rights under this Lease. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assigrmaent by Tenant. Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnif3, Landlord), shall smwive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease). 10.9 Waiver of Jury Trial. LANDLORD AND TENANT HEREBY WMVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH THIS LEASE. 10.10 Tenant’s Employees. Tenant shall at al! times enforce good order among its employees. Subject to the provisions of Tenant’s applicable union contract, Tenant will not employ any person or do anything which will cause union or labor difficulties Or conflicts with the Building, Landlord or Landlord’s employees. In case of such conflict, Tenant will comply with the direction of Landlord and failure so to do shall be deemed a material breach of this Lease. 10.11 Consent. Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refnse to give such consent, Tenant shall not be entitled to any dan~ages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord is expressly required not to withhold its consent unreasonably.

WITNESS the execution hereof under seal on the day and year first above written. LANDLORD: TENANT: HUB PROPERTIES TRUST _____ CLEAR SKIES SOLAR, INC. By: By: Ezra Green Jennifer B. Clark, Senior Vice President